UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2007

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

o

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

(310) 394-6000

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 8, 2007, the Board of Directors of The Macerich Company (the “Company”) amended and restated the Company’s By-Laws.  The following is a summary of changes effected by adoption of the Amended and Restated By-Laws, which is qualified in its entirety by reference to the Amended and Restated By-Laws filed as Exhibit 3.1 hereto.

GENERAL

In addition to the amendments described below, the Amended and Restated By-Laws include various technical corrections and non-substantive changes.

The Amended and Restated By-Laws, dated February 8, 2007, are referred to herein as the amended By-Laws.  The By-Laws as previously in effect are referred to herein as the former By-Laws.

ARTICLE I.  STOCKHOLDERS

Rule 14a-11.  Obsolete references to Rule 14a-11 of the Securities Exchange Act of 1934 are deleted from Sections 1.02 and 1.11 of the amended By-Laws.

Notice of Stockholders Meetings; Waiver of Notice.  Section 1.04 of the amended By-Laws provides that notice of a stockholders meeting may be given by any means permitted by Maryland law, which, under the Maryland General Corporation Law (“MGCL”), includes notice by electronic transmission.  Additionally, the amended By-Laws clarify that if notice is mailed, such notice will be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Quorum; Voting.  Language regarding a plurality vote as being sufficient to elect a director is deleted from Section 1.05 of the amended By-Laws.  The former By-Laws were inconsistent with the charter of the Company, which requires a majority of the votes cast for the election of directors.

General Right to Vote; Proxies.  The former By-Laws only provided for written proxies.  Section 1.07 of the amended By-Laws permits proxy authorization in any manner permitted by Maryland law, which, under the MGCL, includes authorization by telephone and the Internet.

Informal Action by Stockholders.  Section 1.10 of the amended By-Laws contains additional language to provide for both written and electronic transmission of unanimous stockholder consents, as permitted by Maryland law.

ARTICLE II.  BOARD OF DIRECTORS

Notice for Board of Directors Meetings.  The former By-Laws provided for notice of Board of Directors meetings by mail, personal delivery, telegraph, facsimile transmission, telephone or leaving notice at the director’s residence or usual place of business.  Section 2.08 of the amended By-Laws also provides for delivery of notice via electronic transmission, as permitted by the MGCL.

Action by Directors.  Section 2.09 of the amended By-Laws permits electronic transmission of unanimous consents by the Board of Directors in addition to written consents.

ARTICLE III.  COMMITTEES

Committee Procedure.  Section 3.02 of the amended By-Laws permits electronic transmission of unanimous consents by a committee of the Board of Directors in addition to written consents.

ARTICLE VI.  STOCK

Certificates for Stock.  The MGCL permits the Board to authorize the issuance of shares without certificates.  Section 6.01 of the amended By-Laws clarifies that the Board has the power to authorize the issuance of shares of stock with or without certificates.

Transfers.  In Section 6.02 of the amended By-Laws the reference to certificates of stock is removed for consistency with Section 6.01 of Article VI.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Amended and Restated By-Laws of The Macerich Company, as adopted on February 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2007	The Macerich Company
	By:	/s/ Richard A. Bayer
Richard A. Bayer
Executive Vice President, Chief Legal Officer and Secretary